    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1998.
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                      RAGEN MACKENZIE GROUP INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------

          WASHINGTON                        6211                       91-1898738
 (STATE OR OTHER JURISDICTION   (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANI-
            ZATION)              CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)

                         999 THIRD AVENUE, SUITE 4300
                           SEATTLE, WASHINGTON 98104
                                (206) 343-5000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                             V. LAWRENCE BENSUSSEN
                            CHIEF FINANCIAL OFFICER
                      RAGEN MACKENZIE GROUP INCORPORATED
                         999 THIRD AVENUE, SUITE 4300
                           SEATTLE, WASHINGTON 98104
                                (206) 343-5000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                --------------

                                  COPIES TO:

     STEWART M. LANDEFELD                             BENJAMIN F. STEPHENS
       DAVID F. MCSHEA                                   HILLEL T. COHN
      MICHAEL C. PIRAINO                               WILLIAM W. BARKER
       PERKINS COIE LLP                     GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S.
 1201 THIRD AVENUE, 40TH FLOOR                 1001 FOURTH AVENUE PLAZA, SUITE 4500
 SEATTLE, WASHINGTON 98101-3099                     SEATTLE, WASHINGTON 98154
         (206) 583-8888                                   (206) 624-3600

                                --------------

  Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] No. 333-50735

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                                   MAXIMUM            AMOUNT OF
        TITLE OF EACH CLASS                   AMOUNT TO BE    AGGREGATE OFFERING    REGISTRATION
   OF SECURITIES TO BE REGISTERED             REGISTERED(1)         PRICE               FEE
-------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share.....    2,702,500         $37,835,000         $11,164(2)
=================================================================================================


(1) Includes 352,500 shares that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Previously paid as part of fee of $12,213 paid pursuant to Registration Statement on Form S-1 (No. 333-50735).

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

                          INCORPORATION BY REFERENCE

     The contents of the Registration on Form S-1, as amended (File No. 333-50735), originally filed by Ragen MacKenzie Group Incorporated on April 22, 1998, are hereby incorporated by reference.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 22nd day of June, 1998.

                                          RAGEN MACKENZIE GROUP INCORPORATED

                                          By:  /s/ Robert J. Mortell, Jr.
                                              ---------------------------------
                                                   Robert J. Mortell, Jr.
                                               President and Chief Operating
                                                          Officer

                               POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 22nd day of June, 1998.

             SIGNATURE                           TITLE
             ---------                           -----

          *Lesa A. Sroufe            Chairman of the Board and
____________________________________  Chief Executive Officer
           Lesa A. Sroufe             (Principal Executive
                                      Officer)

   /s/ Robert J. Mortell, Jr.        President, Chief Operating
____________________________________  Officer, Treasurer and
       Robert J. Mortell, Jr.         Director

   /s/ V. Lawrence Bensussen         Senior Vice President, Chief
____________________________________  Financial Officer and
       V. Lawrence Bensussen          Secretary (Principal
                                      Financial and Accounting
                                      Officer)

         *Mark A. McClure            Executive Vice President and
____________________________________  Director
          Mark A. McClure

             SIGNATURE                           TITLE
             ---------                           -----

         *Kirby L. Cramer            Director
____________________________________
          Kirby L. Cramer

     *Arthur W. Harrigan, Jr.        Director
____________________________________
      Arthur W. Harrigan, Jr.

         *Peter B. Madoff            Director
____________________________________
          Peter B. Madoff

        *John L. MacKenzie           Director
____________________________________
         John L. MacKenzie

                                     Director
____________________________________
         Gregory B. Maffei

*By /s/ Robert J. Mortell, Jr.
    ________________________________
        Robert J. Mortell, Jr.
          Attorney-in-fact


                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
  1.1+   Form of Underwriting Agreement.
  3.1+   Amended and Restated Articles of Incorporation of Ragen MacKenzie
         Group Incorporated.
  3.2+   Bylaws of Ragen MacKenzie Group Incorporated.
  5.1    Opinion of Perkins Coie LLP as to the legality of the securities being registered.
 10.1+   Master Note of RMI in favor of Bank America National Trust and Savings
         Association, dated July 9, 1997.
 10.2+   Security Agreement between RMI and Bank America National Trust and
         Savings Association, dated October 14, 1995.
 10.3+   Lease Agreement between Wright-Carlyle Seattle and RMI, dated November
         8, 1983, as amended December 19, 1988, August 24, 1992, June 1, 1993,
         July 20, 1995, April 30, 1997 and June 6, 1997.
 10.4+   Form of Noncompetition and Nonsolicitation Agreement executed as of
         April 14, 1998, by RMGI and each of Lesa A. Sroufe, Robert J. Mortell,
         Jr., Mark A. McClure, V. Lawrence Bensussen and John L. MacKenzie.
 10.5+   Severance and Correspondent Clearing Agreement between RMI and Brooks
         G. Ragen, executed April 17, 1998.
 10.6+   Agreement and Release between RMI and Scott McAdams, dated March 22,
         1998.
 10.7+   RMI 1989 Stock Option Plan.
 10.8+   RMI 1993 Stock Option Plan.
 10.9+   RMI 1996 Stock Incentive Compensation Plan.
 10.10+  RMI 1997 Share Repurchase Plan.
 10.11+  RMGI 1998 Stock Incentive Compensation Plan.
 10.12+  ABC Brokerage Accounting System Agreement between Pershing Division of
         Donaldson, Lufkin & Jenrette Securities Corporation and RMI, dated
         April 1, 1997.
 10.13+  Agreement and Plan of Merger dated as of May 29, 1998, as amended June
         8, 1998.
 10.14+  Employment Agreement between Ragen MacKenzie Incorporated and Mark A.
         McClure, dated June 16, 1994, as amended by an addendum dated June 3,
         1997.
 10.15+  RMGI Employee Stock Purchase Plan.
 10.16+  Ragen MacKenzie Incorporated Agreement to Grant Stock Option to Mark
         McClure dated June 16, 1994.
 10.17+  Ragen MacKenzie Incorporated Agreement to Grant Stock Option to Mark
         McClure dated February 25, 1997.
 10.18+  Ragen MacKenzie Incorporated Agreement to Grant Stock Option to Stan
         Freimuth dated April 29, 1996.
 10.19+  Ragen MacKenzie Incorporated Agreement to Grant Stock Option to Stan
         Freimuth dated June 11, 1996.
 10.20+  Executive Performance Bonus Plan
 10.21+  Deferred Compensation Plan
 21.1+   Subsidiaries of the Registrant
 23.1+   Consent of Perkins Coie LLP (contained in opinion filed as Exhibit 5.1 hereto)
 23.2    Consent of Deloitte & Touche LLP
 23.3+   Consent of Arthur W. Harrigan, Jr.
 23.4+   Consent of Kirby L. Cramer
 23.5+   Consent of Peter B. Madoff
 23.6+   Consent of Gregory B. Maffei
 24.1+   Power of Attorney

--------
+ Incorporated by reference to the registrant's Registration Statement on Form S-1, as amended, File No. 333-50735 originally filed by the registrant with the Securities and Exchange Commission on April 22, 1998.